UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously disclosed, ISTA Pharmaceuticals, Inc.’s (the “Company”) business development strategy is to pursue potential opportunities with respect to late-stage and marketed prescription ophthalmic and allergy products. Consistent with this strategy, during the fiscal quarter ended March 31, 2011, the Company incurred approximately $4.5 million to $5.5 million in legal, professional and other fees and expenses in connection with financing and due diligence activities to pursue the proposed acquisition of a company with marketed products. The Company was successful in securing a financing commitment for the acquisition, but was unsuccessful in concluding the transaction. The Company reiterates its guidance for full-year 2011 SG&A expenses will remain in the range of 44% to 48% of net revenues, however it expects such expenses will be at the higher end of the range. The Company is making no other changes to its full-year 2011 financial guidance.

The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

April 5, 2011	By:	/s/ Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development